 Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([****]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

TEMPLUM, INC.

SOFTWARE LICENSE AND SERVICES AGREEMENT

schedule i – order form

Customer: Netcapital Systems LLC	Customer Representative: Cecelia Lenk
Address: State Street Financial Center 1 Lincoln Street Boston, MA 02111	Title: CEO
Email: jason@netcapital.com	Phone: 617-297-2400

Summary of Deal Terms

Customer and Templum, Inc. (the “Company”), each individually a “Party” and together, collectively the “Parties” agree to be bound to the following terms below. Capitalized terms not otherwise defined in this order form (the “Order”) shall have the definitions ascribed to them in the Terms and Conditions, attached hereto as Schedule II (the “Terms and Conditions”), and together with the Service Level Agreement (“SLA”), attached hereto as Schedule III, and the Technology Services and Pricing Outline, attached hereto as Schedule IV collectively form the Software License and Services Agreement, (“Agreement”) between the Parties.

Annual License Fee: [****]in Year One, [****] in Year Two, and [****] in Year Three. After the conclusion of the Initial Term, the Annual License Fee shall automatically increase by the greater of CPI +3%, or 5% for each Renewal Term.

Implementation Fee: [****], which is due and payable upon signing of this Agreement by the Parties (“Initial Implementation Fee”). Upon execution of this Agreement, Company will issue an invoice to Customer detailing such Initial Implementation Fee, of which Customer will make prompt payment.

The Initial Implementation Fee includes Company’s set-up services, configuration, and customization support. Implementation services by Company will be subject to an implementation project plan, which Company will provide to Customer prior to implementation. Implementation will not begin until Initial Implementation Fee has been paid in full by Customer.

Billing Period: Customer shall pay Company the Initial Implementation Fee upon signing of this Agreement. Thereafter, Customer shall pay Company within thirty (30) days of receipt of an invoice detailing each installment of the Annual License Fee due in accordance with the terms of this Agreement and the Technology Services and Pricing Outline, as may be amended from time to time.

Term:	The initial term of this Agreement (the “Initial Term”) will commence on the date on which Customer causes its first issuer to be listed for secondary trading using the Services (the “Effective Date”) and continue for a period of three (3) years. This Agreement, including each Order and Technology Services and Pricing Outline, will automatically renew for consecutive terms of one (1) year (each, a “Renewal Term”) unless: (i) either Party upon at least ninety (90) days prior to the expiration of the Initial Term or then-current Renewal Term, provides written notice to the other Party of its intention not to renew, in which case this Agreement and the applicable Order and Technology Services and Pricing Outline will expire, as the case may be, at the end of the then current Initial Term or Renewal Term; or (ii) either Party terminates this Agreement pursuant to and in accordance with the Terms and Conditions.

This Agreement is entered into as of December 29, 2022 by and between Templum, Inc., a Delaware corporation having offices at 515 Madison Ave, 8th Floor, New York, NY 10022 (“Company”), and Net Capital Systems LLC, a Utah Limited Liability Company, having offices at State Street Financial Center, 1 Lincoln Street, Boston, MA 02111, and any of its Affiliates who execute an Order under this Agreement which provides that such signing Affiliate agrees to be bound by the terms and conditions of this Agreement (all such entities collectively referenced herein as, “Customer”).

IN WITNESS WHEREOF, the Parties hereto have caused their authorized representatives to execute this Agreement effective as of the date set forth above.

TEMPLUM, INC.		CUSTOMER

By:	/s/ Christopher Pallotta	By:	/s/ Cecilia Lenk

Name:	Christopher Pallotta	Name:	Cecilia Lenk

Title:	CEO	Title:	Chief Executive Officer

Date:	January 2, 2023	Date:	December 29, 2022

SCHEDULE II – TERMS AND CONDITIONS

1.                   Definitions. Capitalized terms used in this Agreement shall have the meanings ascribed to them in the body of this Agreement or as set forth below in this Section 1.

“Administrative Support” means support for routine administrative functions, such as password resets and adding and removing Users, for the Software or Services.

“Affiliate” means any entity owned by, controlling, controlled by, or under common control with, directly or indirectly, a Party. For this purpose, one entity “controls” another entity if it has the power to direct the management and policies of the other entity (for example, through the ownership of voting securities or other equity interest, representation on its board of directors or other governing body, or by contract).

“Billing Period” means the billing period established by the Customer’s Order, or in the absence of such a period, a calendar year.

“Claim” means any claim, counterclaim, cause of action, or other legal proceeding made or brought for the purpose of recovering any damages or for the purpose of obtaining any equitable relief or other relief of any kind.

“Company Support Hours” means 8:00am - 6:00pm EST, Monday to Friday, unless otherwise agreed upon by the Parties.

“Company Website” means www.templuminc.com, as may be amended from time to time.

“Confidential Information” has the meaning ascribed to it by Section 7(a) of this Agreement.

“Customer Data” means any data, excluding Personal Data, provided by Customer to Company.

“Customer Indemnitee” has the meaning ascribed to it by Section 10(a) of this Agreement.

“Customer Representative” has the meaning ascribed to it by Section 3(a) of this Agreement.

“Data Protection Laws” means applicable laws concerning the privacy, security, or similar protection of Personal Data, including, to the extent applicable, the pertinent regulations and interagency guidance under the U.S. Gramm-Leach-Bliley Act (“GLBA”) as well as the provisions of the EU General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”).

“Disclosing Party” has the meaning ascribed to it by Section 7(a) of this Agreement.

“Documentation” means all documentation (whether hard copy, electronic, or digital form), including all technical documentation, manuals, descriptions, instructions, drawings, file layouts, flow-charts, screen layouts, specifications, and other written materials designed to provide guidance and instruction regarding the operation, maintenance and use of the Services.

“Effective Date” means the date set forth as the Effective Date in the Order.

“Front End” means the front-end user interface that enables Customer to provide Users the ability to conduct Transactions.

“Initial Term” has the meaning ascribed to it by Section 5(a) of this Agreement.

“Log-Ins” has the meaning ascribed to it by Section 3(e) of this Agreement.

“Maintenance and Support Services” means: (i) the provision of all Updates that Company makes generally available to its customers, including updates, releases, patches, and fixes of the Software and Services; and, (ii) technical support for the Software and Services, including telephone, email, and on-line technical support provided to Users during Company Support Hours to respond to Users’ substantive and technical inquiries.

“Order” means the completed Schedule I Order Form executed by Customer, or an approved Affiliate, and accepted by Company.

“Personal Data” means data relating to an identified or identifiable natural person. Personal Data includes non-public personal information (“NPI”) as that term is defined under the GLBA.

“Receiving Party” has the meaning ascribed to it by Section 7(a) of this Agreement.

“Renewal Term” has the meaning ascribed to it by Section 5(a) of this Agreement.

“Security Incident” has the meaning ascribed to it by Section 7(g) of this Agreement.

“Service(s)” means the Software, a cloud-based trading technology platform, along with the applicable Maintenance and Support Services, and any other products or services detailed in the Technology Services and Pricing Outline.

“Software” means the Company-proprietary trading technology software, in executable form, provided to Customer during the Term.

“Technology Services and Pricing Outline” means the Technology Services and Pricing Outline attached hereto as Schedule IV and as amended from time to time by Company for updates to the listed Services or inclusion of additional Third-Party Services.

“Term” has the meaning ascribed to it by Section 5(a) of this Agreement.

“Terms of Services” means the general terms of Services as may be listed on the Company Website from time to time.

“Third-Party Services” has the meaning ascribed to it in Section 2(f) of this Agreement.

“Transaction” means any transaction conducted by a User using the Software.

“Updates” means updates, releases, patches, and fixes of the Software that are made generally available by Company to users of the Service at no additional charge; provided, that Updates do not include add-ons, modules, or other products made available by Company that are ancillary to or separate from the Software or that contain new functionality sold by Company as a standalone product.

“User” means Customer’s clients or customers who are end users of the Services, or any representative of the Customer who executes a Transaction on behalf of a client or customer.

“User Account” means an account with Company associated with a User, which will be connected to corresponding accounts for such User established with Customer as well as accounts established with Customer’s third-party financial services providers, including, without limitation, custodian banks and broker-dealers.

“User Data” has the meaning ascribed to it in Section 7(e) of this Agreement.

2.                   Service; Software License and Restrictions.

(a)             Service. During the Term of this Agreement, and subject to the Terms and Conditions herein, Company will provide to Customer the products or services detailed in the Technology Services and Pricing Outline, attached hereto as Schedule IV, and as may be amended by written consent of the Parties from time to time.

(b)             Maintenance and Support Services. Subject to payment of any applicable fees and charges, Company shall provide commercially reasonable Maintenance and Support Services to Customer during the Term as provided for in the applicable Order or Technology Services and Pricing Outline. Company shall provide the Maintenance and Support Services using personnel having the appropriate training, qualifications, and experience.

(c)             Software License.

(i)                 Subject to the payment of the Annual License Fee by Customer and subject to the Terms and Conditions of this Agreement, Company, on delivery of the Software pursuant to an Order, grants to Customer a limited, revocable, non-exclusive, non-transferable, and non-sublicensable right and license to use the Software and to provide its Users access to the Software. Notwithstanding the foregoing, Customer shall be Company’s exclusive registered crowdfunding platform partner and Company shall not provide services to any third-party whose primary business is providing services as a registered crowdfunding platform except those entities listed on Annex A (attached hereto) (each an “Excluded Company”); provided, however, that in the event any of Excluded Company undergoes a Change in Control (as defined below), the Company shall terminate any such agreement with the Excluded Company promptly or decline to renew any such agreement upon the expiration thereof. For purposes of this Agreement, the term Change in Control means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of an Excluded Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of an Excluded Company, (b) a replacement at one time or over time of more than one-half of the members of the board of directors of an Excluded Company which is not approved by a majority of those individuals who were members of the board of directors of the Excluded Company as of the date on which the Company entered or enters into an agreement to provide services to an Excluded Company (or by those individuals who are serving as members of the board of directors of the Excluded Company on any date whose nomination to the board of directors of an Excluded Company was approved by a majority of the members of the board of directors who are members as of the date on which the Company entered or enters into an agreement to provide services to an Excluded Company), (c) the merger or consolidation of an Excluded Company or any subsidiary of an Excluded Company in one or a series of related transactions with or into another entity (except in connection with a merger involving an Excluded Company solely for the purpose, and with the sole effect, of reorganizing an Excluded Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the original Excluded Company, or (d) the execution by an Excluded Company of an agreement to which such Excluded Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

(ii)               Company may provide Customer with Updates from time to time during the Term. Such Updates may be provided as auto-updates or may require installation by Customer. Customer shall install any such Updates within thirty (30) days of receipt from Company.

(iii)             Subject to payment of the Annual License Fee and any other applicable fees and charges, Maintenance and Support Services shall be provided to Customer for the Software as provided for in the applicable Order or Technology Services and Pricing Outline; provided, however, that Company shall be under no obligation to continue to provide Maintenance and Support Services for any version of the Software that has been superseded by at least two (2) subsequent releases of such Software. Company shall have no obligation to provide any Updates (including bug fixes and security updates) to any version of the Software except for the latest version.

(iv)              Company may discontinue, suspend, update, alter, or supplement all or any portion of the Services or Software, and all or any portion of the information provided in connection thereto, at its sole discretion and Company shall provide commercially reasonable notice to Customer of any material change to the Services or Software; provided, however, Company shall not treat Customer differently from Company’s other customers with respect to Company’s decision to discontinue, suspend, update, alter, or supplement all or any portion of the Services or Software, and all or any portion of the information provided in connection thereto.

(d)             Acceptable Use. Customer will not, and will not permit any of its Users, employees, consultants or independent contractors to:

(i)                 change, modify or otherwise alter the Software, except to install Updates;

(ii)               use the Service or Software for the benefit of any party other than Customer and its Users or for any purpose other than as expressly authorized by this Agreement;

(iii)             use the Service or Software in violation of any applicable law;

(iv)              use the Software to send or store material containing software viruses, worms, Trojan horses, or other harmful computer code, files, scripts, agents, or programs;

(v)                gain access, or attempt to gain access, by any means, to any unauthorized portion of Software or to any other system, website, software, material, or database offered by Company with respect to which Customer is not granted a license or right pursuant to any Order;

(vi)              rent, lease, distribute, sell, assign, or otherwise transfer rights to the Software, except to Users as permitted under this Agreement;

(vii)            misuse or abuse the Software, or interfere with or disrupt the integrity or performance of the Service or Software or the data contained therein;

(viii)          reverse engineer, decompile, disassemble, or otherwise attempt to discover the source code or underlying ideas or algorithms of the Software;

(ix)              misappropriate any of Company’s software, technology, or other services, or use Service or Software to, or permit, enable, or assist a third-party to, create a competing product or service;

(x)                remove any Company notices from the Software; or

(xi)              bypass or disable any protections that may be put in place against unlicensed use of Software, or perform load, technical, security, or other vulnerability testing of the Software.

(e)             User Compliance. Customer shall use commercially reasonable efforts to cause all Users to comply with this Agreement as it relates to Users obtaining access to and using the Software and Services through Customer’s priopriety user interface.

(f)              Third-Party Services. Customer may order certain Services (e.g., data and/or functionalities) sourced from third-party providers (the “Third-Party Services”) as detailed in the Technology Services and Pricing Outline. Such Third-Party Services may require the payment of additional fees to Company, and such fees shall be communicated to Customer from time to time and as applicable. Customer’s access, continued access, and use of Third- Party Services (and subsequently User’s access) may be subject to additional terms required by providers of Third-Party Services. Such third-party terms shall be made available to Customer from time to time within the Services or directly by a third-party provider. Company does not represent or warrant that the third-party terms made available to Customer are accurate or complete, and shall not be responsible for such Third-Party Services. By executing this Agreement, Customer acknowledges and agrees that: (i) such third-party terms are legally binding on Customer and Customer shall comply with such third-party terms; (ii) no third-party term shall expand Customer’s rights or Company’s obligations under this Agreement; (iii) the various third-party terms that have been or will be provided, are being provided contemporaneously herewith, or will be provided hereafter from time to time prior to Customer’s use of Third-Party Services, are provided on a per third-party provider basis, and Customer shall not be entitled to draw any inference by construing together the various third-party terms; and, (iv) each third-party provider shall be an express, intended third-party beneficiary of this Agreement in respect of the third-party terms required to be agreed to by such third-party provider and the other terms of this Agreement expressly applicable generally to all third-party providers. A third-party provider may require that Company suspend or terminate Customer’s access, or a User’s access, to the Third-Party Services provided by such third-party provider if Customer or User fails to comply with the applicable third-party terms, and Customer acknowledges that Company shall have no liability in the event of such suspension or termination. Notwithstanding anything to the contrary contained herein, Customer agrees that Schedule IV of this Agreement may be amended in Company’s sole and absolute discretion with respect to pass-through fees for Third-Party Services.

3.                   Customer Obligations.

(a)             Customer Representative. Customer shall designate one or more of its employees as a primary contact for communication with Company (the “Customer Representative”) as indicated on the Schedule I – Order Form, and will notify Company in writing of such designation and any changes thereto. Customer represents that the Customer Representative has authority on Customer’s behalf to order additional Services and otherwise act on Customer’s behalf regarding all matters associated with this Agreement.

(b)             Establishing User Accounts. All User Accounts shall be fully disclosed to Company. Only Users are permitted to establish User Accounts, which shall be in their own name. Customer and its Users are required to complete all applicable Company forms and agreements in order to establish User Accounts at Company. Company reserves the right to reject any User Account application for any reason whatsoever.

(c)             Customer Identification Program and Know-Your-Customer (“KYC”) Procedures. The Parties acknowledge and agree that, to the extent required by Customer, Customer (and its third-party financial services providers) shall develop, implement, and perform a customer identification program for any Users as required under applicable law, including Bank Secrecy Act regulations and FINRA Rules (the “CIP”).

(d)             Users. In the event a User is no longer authorized by Customer to access and use the Services or Software, Customer shall terminate or otherwise disable such access and, to the extent required to implement termination of such access, notify Company promptly. Each User must be identified by a unique e-mail address and username. Customer is and shall remain solely responsible and liable for all misuse of the Services and Software caused by a User whose accesses to the Software and Services through Customer’s user interface has been terminated by Customer.

(e)             User IDs; Administrative UI. Company will provide Customer with access to an administrative user interface (“AdminUI”) which will enable Customer entitling of User access, log-in IDs and/or authorization keys (collectively, the “Log-Ins”) each User requires to access the Software. As a material inducement for Company to issue Customer access to the AdminUI, Customer agrees that Customer will be solely responsible for safeguarding the Log-Ins and otherwise complying with any password and security procedures Company establishes from time to time. Company shall be responsible and liable for all acts conducted under the Log-Ins, and in the event the Log-Ins have been or are suspected to be compromised, Customer shall promptly inform Company of such actual or potential security breach.

(f)              Technical Environment. Customer will acquire, install, and maintain throughout the Term the hardware, software, Internet access, and systems meeting any of Company’s specifications as proscribed in detail from time to time. Customer is responsible for making all arrangements necessary for Internet access for use of the Software and any charges associated with such Internet access. Except as expressly specified elsewhere in the Agreement, Customer is responsible for obtaining and maintaining all computer hardware and software needed to access and use of the Software or Service.

(g)             Responsibility for Data Quality and Accuracy. Customer shall: (i) be solely responsible for the quality and accuracy of the Customer Data inputted into the Software; (ii) ensure that Customer’s use of Customer Data, including the transmission and storage thereof, complies with the Agreement and all applicable laws, rules, and regulations; and, (iii) maintain appropriate security and protection of the devices accessing the Software. Company shall have no responsibility to Customer, any Affiliate, any User, or any other person or entity for: (a) any unauthorized disclosure or access to a Customer account or Customer Data as a result of Customer’s (including any of its employees, consultants, third-party providers, contractors, or User’s) misuse of the Software or loss or theft of any Log-Ins, or (b) any deletion, destruction, damage, or loss of Customer Data caused by an act or omission of Customer (including any User).

(h)             Data Preservation. Customer may create and preserve backup copies of its data and other business information and records as it chooses to preserve independently, perform accuracy checks, and take such other precautions as Customer may require.

4.                   Fees and Payment.

(a)             Fees. In consideration for the Services and rights provided hereunder, Customer will pay Company all fees due and payable under the terms of this Agreement and as outlined in the Order and Technology Services and Pricing Outline.[1] All fees will be provided to Customer in an invoice and in accordance with the terms for each Billing Period, as specified in the Order. Customer shall not pass any fees charged by any payment or invoice management service employed by Customer on to Company, and Company may invoice Customer for any such amounts if automatically deducted from Customer’s payments to Company.

(b)             Automatic Payment. The Parties may specify in an Order that Customer agrees to: (i) make payment of an invoice by credit card, or (ii) authorize Company to collect payment for an invoice via ACH from a designated bank account of Customer. In such cases, Customer hereby authorizes Company to charge all amounts accruing hereunder to any Customer credit card specified by an Order or the Technology Services and Pricing Outline, or as detailed via the Company ACH authorization form. If for any reason the applicable credit card issuer declines the charge, or the account from which the ACH is debited shall have insufficient funds available, Customer shall provide payment via an alternative credit card, debit card, or bank account promptly on Company’s request.

(c)             Disputes. If Customer, acting in good faith, disputes the accuracy of all or part of any invoice, Customer shall notify Company within seven (7) days of receipt of the invoice in question, including the specific item(s) in dispute and the reason for the dispute. Upon receipt of any such dispute by Customer, Company and Customer shall work in a commercially reasonable and expedited manner to resolve any such dispute. Client shall remain responsible for payment of any undisputed or resolved invoices in accordance with this section. This section provides the sole process for invoicing disputes related to the Service.

(d)             Taxes. All amounts to be paid to Company as described herein or in any Order are exclusive of any applicable sales taxes, use taxes, value added taxes, and excise taxes, all of which will be the responsibility of Customer.

(e)             Late Payments. Any late payment by Customer under this section will bear interest at the lesser of 1% per month or the maximum rate permitted by law.

5.                   Term, Termination and Suspension.

(a)             Term. The initial term of this Agreement (the “Initial Term”) will commence on the date on which Customer causes its first issuer to be listed for secondary trading using the Services (the “Effective Date”) and continue for three (3) years. This Agreement including each Order and Technology Services and Pricing Outline will automatically renew for consecutive terms of one (1) year (each, a “Renewal Term”) unless either Party, upon at least ninety (90) days prior to the expiration of the Initial Term or then-current Renewal Term, provides written notice to the other Party of its intention not to renew, in which case this Agreement will expire at the end of the then current Initial Term or Renewal Term. This Agreement refers to the Initial Term together with all Renewal Terms as the “Term.”

(b)             Termination for Breach. Either Party may terminate this Agreement immediately by written notice if the other Party: (i) is in material breach of this Agreement and fails to cure such breach within thirty (30) days (in the case of nonpayment that is not being disputed in good faith) or thirty (30) days (in the case of any other breach) after receipt of written notice of such breach; (ii) voluntarily institutes insolvency, receivership, or bankruptcy proceedings; (iii) is involuntarily made subject to any bankruptcy proceeding and such proceeding is not dismissed within ninety (90) days of the filing of such proceed; (iv) makes an assignment for the benefit of creditors; or, (v) undergoes any dissolution or cessation of business. In the event this Agreement is terminated as a result of Company’s breach, Customer shall be entitied to a refund of any pre-paid Annual License Fees.

(c)             Effect of Termination or Expiration. Upon the expiration or termination of this Agreement by either Party, all rights granted to Customer hereunder will terminate and Customer and its Users will cease using the Services and Software. Neither the expiration nor termination of this Agreement will: (i) affect the Parties’ respective payment obligations accruing prior to the effective date of termination, (ii) give rise to an obligation by Company to refund any fees or charges previously paid; or, (iii) affect the Parties’ rights and obligations under Sections 5(c), 6, 7, 8, 9, 10, 11, and 12 of this Agreement which shall survive termination. Company will not be responsible to Customer to retain copies of any Customer Data or materials following the effective date of expiration or termination.

(d)             Suspension of Services. Company, in its sole but commercially reasonable discretion, may suspend Services to Customer if: (a) Company reasonably suspects Customer is in violation of any applicable law and such violation presents potential legal, regulatory, or operational harm to Company, (b) Customer materially breaches this Agreement and such breach is not cured within thirty (30) days of receipt of notice of such breach from Company, or immediately in the event of a material breach hereunder incapable of cure, (c) Customer’s dispute of any amount due to Company has not been resolved within thirty (30) days of Company receiving written notice of the dispute and the justification therefore; (d) any undisputed amount due to Company is thirty (30) days or more in arrears; or, (e) Company reasonably determines that suspension is necessary to protect the Service or the rights and interests of Company, Customer, or other customers of the Service.

6.                   Intellectual Property.

(a)             Company shall own all right, title and interest in and to the Service and the Software (including without limitation all Updates, upgrades, improvements, enhancements, inventions, discoveries, modifications, and custom features and functions to the Service and Software, whether created by Customer or Company), and all intellectual property rights in the foregoing, including, without limitation, patents, copyrights, trademarks, trade secrets, applications, and registrations for the foregoing, and any other intellectual property or proprietary rights therein and created therefrom.

(b)             Feedback. Customer may provide direct or indirect suggestions to Company from time to time (e.g., for new features or functionality) ("Feedback"), Company shall have the right to use (or not use) such Feedback at its sole discretion. For the avoidance of doubt, and unless otherwise agreed upon in writing among Customer and Company, Feedback shall become the sole and exclusive property of Company and Customer relinquishes any right or claim it may have concerning Feedback, including, but not limited to, derivative work concerning Feedback, once such Feedback is provided to Company.

7.                   Confidential Information and Data Practices.

(a)             “Confidential Information” means all tangible and intangible confidential and proprietary information and trade secrets disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”) in connection with and during the Term of this Agreement. Confidential Information shall include, without limitation, each Party’s and its Affiliates’ business information, customer information, business practices, data processes, technical information, know-how, inventions, computer or software products, the Software, systems and programs and all related documentation, marketing and business plans, analytical methods and procedures, hardware design, software design, technology, financial information, and/or personnel data. Confidential Information shall also include Company’s commercial information including, but not limited to, User Data and cost and pricing data, that becomes known to Customer in connection with this Agreement. Moreover, the Parties agree that Confidential Information includes such information that should reasonably be, or have been, understood by the Receiving Party (because of legends or other markings, the circumstances of disclosure or the nature of the information itself), to be Confidential Information of the Disclosing Party, or third-party information the Disclosing Party is obligated to keep confidential.

(b)             Exclusions. Except in relation to Personal Data, Confidential Information does not include information that: (i) was already known to the Receiving Party at the time of disclosure by the Disclosing Party, (ii) is or becomes generally known to the public or is obtainable from public sources other than as a result of an act or omission of the Receiving Party that constitutes a breach of this Agreement, (iii) is independently developed by or on behalf of the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information: or, (iv) becomes available to the Receiving Party on a non-confidential basis from a source which is not prohibited from disclosing such information to the Receiving Party by a legal, contractual, or fiduciary obligation to the Disclosing Party.

(c)             Permitted Disclosures. The confidentiality obligations contained in this Section 7 will not apply to: (i) disclosures required by applicable law, regulation, or order of a court or government agency, provided that, to the extent practicable and permitted by such requirement, the Receiving Party shall promptly notify the Disclosing Party so as to provide the Disclosing Party an opportunity to seek a protective order or other confidential treatment, or (ii) disclosures to legal counsel or auditors of the Receiving Party who are subject to confidentiality obligations no less stringent that those set forth in this Agreement.

(d)             Nondisclosure.

(i)                 The Receiving Party agrees: (A) to hold the Disclosing Party’s Confidential Information in confidence, to apply at least the standard of care used by the Receiving Party in protecting its own Confidential Information, but in no case less than a commercially reasonable standard of care, and to not disclose such Confidential Information to any third-party other than its Affiliates, agents or contractors or as set forth in Section 7(c); and (B) without the written permission of the Disclosing Party, not to use the Confidential Information of the Disclosing Party except as required to exercise its rights or perform its obligations under this Agreement. The Receiving Party agrees to limit disclosure of the Disclosing Party’s Confidential Information to those of its and its Affiliates’ employees, agents and contractors who need to know the same to accomplish the purposes of this Agreement, and who are bound by confidentiality obligations no less stringent than those in this Agreement. The Parties’ obligations in regard of any trade secrets included in the Confidential Information shall survive for so long as such trade secrets are protectable under applicable law.

(ii)               The Parties acknowledge and agree that: (A) Internet transmission and cloud storage of data through the use of third-party providers or contractors carries inherent risks, and (B) Company’s compliance with the confidentiality obligations in this Section 7 does not constitute a guarantee against such risks.

(iii)             The Receiving Party will promptly notify the Disclosing Party of incidents of which it becomes aware whereby the Disclosing Party’s Confidential Information within the Receiving Party’s custody or control has been accessed or acquired by an unauthorized person in a manner that compromises the security, confidentiality, or integrity of the data.

(e)             Ownership and Use of User Data. Subject to Company’s obligations under this Section 7, Company may collect and analyze data created or acquired by the Company in connection with this Agreement (“User Data”). For the avoidance of doubt, User Data includes, without limitation, data and information relating to the performance of the Service and use of the Services and Software by Customer (including Users). Subject to applicable Data Protection Laws, Company has a sole and exclusive right to User Data and may use User Data, both during and after the Term, to: (i) perform its obligations and provide the Service to Customer in accordance with this Agreement, (ii) operate, maintain and improve the Services, or add new products and services; and, (iii) anonymize and/or aggregate any and all such User Data, including combining User Data with other data, for Company’s regulatory, reporting, planning, development, promotional, commercial and business purposes. As between the Parties, Customer acknowledges that Company shall maintain ownership of all User Data and Customer releases any rights or claims it may have relating to User Data and/or Company’s use of User Data. Notwithstanding the foregoing, User Data shall in no way be interpreted to include Personal Data.

(f)              Security. With the exception of Customer Data or Personal Data transmitted to third-parties using the Service at Customer’s direction, Company shall treat Customer Data or Personal Data, in its possession or control as confidential and shall implement appropriate administrative, technical, and physical measures using best industry practice, appropriate to the risks presented by the nature of the data to be protected having regard to the state of the art and the cost of their implementation, including, as appropriate, encryption, pseudonymization, and multifactor authentication techniques as well as backup and disaster recovery plans, that are reasonably designed: (i) to ensure the confidentiality, security, integrity, and availability and resilience of systems containing Customer Data or Personal Data, (ii) to protect against any reasonably anticipated threats or hazards to the confidentiality, security, integrity, and availability of Customer Data or Personal Data, (iii) to protect Customer Data or Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure, or access, (iv) to restore the availability and access to Customer Data or Personal Data in a timely manner in the event of a Security Incident, and (v) to dispose Customer Data or Personal Data and tangible property containing such information, taking into account available technology, so that such Customer Data or Personal Data cannot be practicably read or reconstructed. To the extent required by applicable Data Protection Laws, Company will encrypt non-public information included within Customer Data or Personal Data both at rest and when in transit over external networks under Company’s control. Company shall utilize one or more processes for regularly testing, assessing, and evaluating the effectiveness of the administrative, technical, and physical measures described herein. To the best of Company’s knowledge based on reasonable diligence, the Service is free from viruses, trap doors, time bombs, and other mechanisms that would impair the security of Customer Data, Personal Data, or the Customer’s systems. Notwithstanding the foregoing, nothing in this section shall prevent Company from selling or licensing such Customer Data to third-parties who agree to be bound by terms of confidentiality, at least as restrictive as those contained in this section.

(g)             Security Incident. Company will notify Customer promptly upon its becoming aware of any unauthorized acquisition or disclosure of Personal Data in Company’s possession or control (“Security Incident”). Such notification will be provided within seventy-two (72) hours of Company’s confirmation of such Security Incident, except to the extent that Company is required by law to delay notification. Company will investigate the Security Incident and, to the extent the Security Incident results from Company’s breach of an obligation under this Agreement, Company will: (i) provide Customer with commercially reasonable assurances that safeguards consistent with Company’s obligations under the Agreement have been implemented, and (ii) promptly make information available to Customer that, at a minimum, describes the cause and scope of the Security Incident as well as Company’s proposed remediation steps.

(h)             Injunctive Relief. The Parties acknowledge in the event of a breach or threatened breach of this Section 7, the non-breaching Party may suffer irreparable harm for which monetary damages would be difficult to quantify, and therefore the non-breaching Party will be entitled to seek from any court of competent jurisdiction preliminary and permanent injunctive relief, which remedy will be cumulative and in addition to any other rights and remedies to which the non-breaching Party may be entitled, without necessity of posting bond or other security. Each Party acknowledges that its breach of any of the covenants set forth in this Section 7 may result in immediate and irreparable injury to the other Party.

(i)              Return of Information. Promptly upon the termination of the Agreement, each Receiving Party will return to the Disclosing Party all of Disclosing Party’s Confidential Information. Alternatively, the Receiving Party, and with the permission of the Disclosing Party, may securely destroy or render unreadable or undecipherable all Confidential Information of Disclosing Party in the Receiving Party’s possession or control, and provide Disclosing Party with written certification of such action(s). In the event applicable law does not permit the Receiving Party to comply with the return or destruction of the Confidential Information, the Receiving Party will continue to protect the Confidential Information pursuant to this Agreement.

8.                   Representations and Warranties. Each of Company and Customer represents and warrants that it has: (a) all requisite legal and corporate power to execute and deliver this Agreement and each Order, (b) taken all corporate action necessary for the authorization, execution and delivery of this Agreement and each Order, (c) no agreement or understanding with any third-party interferes with or will interfere with its performance of its obligations under this Agreement and each Order, (d) obtained and will maintain all rights, approvals, and consents necessary to perform its obligations under this Agreement and grants all rights and licenses provided for under this Agreement and each Order to the other Party; and, (e) taken all action required to make this Agreement and each order a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

9.                   DISCLAIMER OF WARRANTIES. TO THE GREATEST EXTENT ALLOWED BY LAW, COMPANY DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, THIRD-PARTY SERVICES, SOFTWARE, ANY DOCUMENTATION ASSOCIATED THEREWITH, AND ANY OTHER SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS. THE SERVICES, THIRD-PARTY SERVICES, SOFTWARE, ANY DOCUMENTATION ASSOCIATED THEREWITH, AND ANY OTHER SERVICES PROVIDED HEREUNDER ARE PROVIDED “AS IS” AND “AS AVAILABLE” AND COMPANY HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, NONINFRINGEMENT, TITLE, AND ANY REPRESENTATION OR WARRANTY THAT THE SERVICE OR SOFTWARE WILL BE FIT FOR A PARTICULAR PURPOSE, ERROR-FREE, OR OPERATE WITHOUT INTERRUPTION. EXCEPT AS SET FORTH HEREIN, COMPANY FURTHER DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE NATURE AND QUALITY OF ANY OTHER PERFORMANCE BY COMPANY HEREUNDER. ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY NOT EXPRESSLY CONTAINED IN THIS AGREEMENT SHALL NOT BE ENFORCEABLE BY CUSTOMER.

10.               Indemnification.

(a)             Indemnification by Company. Company shall defend, indemnify, and hold harmless Customer and any of its Affiliates, and their respective officers, directors, and employees (each, a “Customer Indemnitee”) from and against any and all third-party Claims against Customer Indemnitees asserting that the use of the Software or Service infringes or misappropriates any third-party patent or registered copyright, including commercially reasonable legal fees and other commercially reasonable documented expenses incurred by Customer Indemnitee in defending any such third-party Claim if Customer Indemnitee prevails in its claim for indemnification.

(b)             Exclusions. Notwithstanding Section 10(a), Company will have no obligation with respect to any Claim under Section 10(a) to the extent such Claim results from: (i) use of the Company Software or Service in combination with any software, service, system, technology, or data not provided by Company, (ii) use of the Company Software or Service not in accordance with this Agreement or for purposes not intended by Company, (iii) Customer’s failure to implement changes or corrections provided by Company; or, (iv) modification of the Software or Service by any party other than Company.

(c)             Indemnification by Customer. Customer shall defend, indemnify and hold harmless Company and its Affiliates, and their respective officers, directors, and employees (each, a “Company Indemnitee”) from and against any and all third-party Claims or Claims by Users against Company Indemnitees to the extent such Claim: (i) arises out of or is related to Customer’s (including any of Affiliate’s or its User’s) use of the Software or Service, and (ii) does not arise from the gross negligence, fraud, or willful misconduct of Company.

(d)             Remedial Actions. If the Software or Service becomes, or in Company’s opinion is likely to become, the subject of a Claim for infringement, misappropriation and/or violation of a third-party intellectual property, Company may, at its option and expense, either: (i) procure for Customer the right to continue using the Software or Service, or (ii) replace or modify the Software or Service so that it becomes non-infringing. To the extent that Company determines that each of the aforementioned options is impossible or commercially unreasonable, Company may terminate this Agreement and Customer’s right and license to use the Software or Service, and Company will refund to Customer all prepaid Annual License Fee amounts.

(e)             Procedure. If a Customer Indemnitee wishes to seek indemnification under this Agreement for a third-party Claim under this Section 10, the Customer Indemnitee shall promptly provide Company with written notice of the Claim. Company shall have the right to control the defense or settlement of the Claim with counsel of its own choosing; provided that the Customer Indemnitee will be entitled, at the Customer Indemnitee’s expense, to participate with its own counsel in such defense and settlement. The Customer Indemnitee shall at all times promptly deliver to Company such information related to the basis for the Claim as Company may reasonably request. The obligation of Company to provide indemnification under this Section 10 is contingent upon: (i) Customer Indemnitee promptly notifying Company in writing of any Claim, (ii) Company having sole control over the defense and settlement of the claim, (iii) Customer Indemnitee reasonably cooperating during defense and settlement efforts; and, (iv) the Claim not arising, in whole or in part, out of the action or inaction of Customer Indemnitee.

(f)              Sole Remedy.  This Section 10 states Company’s entire liability and Customer’s sole and exclusive remedy against Company for infringement and misappropriation Claims.

11.               Limitation of Liability.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD-PARTY IN AN AMOUNT GREATER THAN ONE HUNDRED PERCENT (100%) OF THE ANNUAL LICENSE FEE PAID OR PAYABLE BY CUSTOMER TO COMPANY PURSUANT TO THIS AGREEMENT. ANY AMOUNT OF THE ANNUAL LICENSE FEE PAID BY CUSTOMER SHALL BE CREDITED TOWARD THE AMOUNT OF ANY LIABILITY OWED BY CUSTOMER TO COMPANY. THIS LIMITATION IS CUMULATIVE; THE SUM OF MULTIPLE CLAIMS MAY NOT EXCEED THIS LIMIT. THE PROVISIONS OF THIS SECTION WILL APPLY IF LOSS, DAMAGE OR INJURY, IRRESPECTIVE OF CAUSE OR ORIGIN, RESULTS DIRECTLY OR INDIRECTLY TO A PERSON OR PROPERTY FROM PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS IMPOSED BY THIS AGREEMENT. CUSTOMER WAIVES ALL OTHER REMEDIES THAT MIGHT OTHERWISE BE AVAILABLE UNDER THE LAWS OF ANY JURISDICTION.

UNDER NO CIRCUMSTANCES OR LEGAL THEORY WILL EITHER PARTY HAVE ANY OBLIGATION OR LIABILITY TO THE OTHER HEREUNDER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL DAMAGES, LOSS OF PROFITS, REVENUES, ANTICIPATED SAVINGS, SALES, USE, CONTENT, DATA OR GOODWILL INCURRED BY THE OTHER PARTY REGARDLESS OF HOW SUCH DAMAGES ARISE AND REGARDLESS OF WHETHER OR NOT A PARTY WAS ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THAT SUCH DAMAGES MIGHT ARISE. THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12.               Dispute Resolution.

(a)             Informal Dispute Resolution. At the written request of either Party, the Parties will attempt to resolve in good faith any dispute arising under or relating to this Agreement through the informal means described in this Section 12(a). Each Party will appoint a senior management representative. The designated representatives will furnish to each other all non-privileged information with respect to the dispute that the Parties believe to be appropriate and germane. Any such information shall be considered the Confidential Information of the Party furnishing such information. The representatives will use commercially reasonable efforts to resolve such dispute. Legal proceedings for the resolution of such dispute may not be commenced until the earlier of: (i) the Parties conclude in good faith that resolution through continued negotiation does not appear likely, or (ii) thirty (30) days have passed since the initial written request to negotiate such dispute was made; provided, however, that each Party shall be permitted to commence an action earlier for the purpose of seeking equitable relief or avoiding the expiration of any applicable limitations period.

(b)             Governing Law. This Agreement will be governed by the laws of the state of New York without regard to the conflict of laws provisions thereof. The Uniform Commercial Code shall not apply. Any disputes, controversies, or claims in connection with or arising out of this Agreement, its negotiation, breach, existence, validity, or termination shall be brought in the state or federal courts having jurisdiction in New York County, New York, and each Party consents to the jurisdiction of such courts and waives any objection it may have with respect to venue. Service of process shall be made in any manner allowed by applicable law. EACH PARTY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.               Miscellaneous Provisions.

(a)             No Third-Party Beneficiaries. Except as provided for herein, nothing in this Agreement is intended to create any rights in, or confer any benefits upon, any person or entity other than the Parties to this Agreement.

(b)             Force Majeure. Neither Party will be responsible for delays or failure in performance (except for Customer’s obligations to pay fees) resulting from acts beyond the control of such Party, including without limitation, acts of God, strikes, lockouts, riots, acts of war, acts of terrorism, epidemics, fire, communication line failures, problems inherent in the use of the internet and electronic communications (including without limitation network congestion, malware, denial of service attacks and other malicious activities), power surges or failures, earthquakes or other disasters, and other similar and dissimilar events.

(c)             Entire Agreement. This Agreement constitutes the sole and complete agreement between the Parties with regard to its subject matter and supersedes any prior agreements and negotiations between the Parties, including all oral, written or otherwise communicated statements in whatever form.

(d)             Amendments; Waiver. No amendment to this Agreement will be effective unless it is in writing signed by duly authorized representatives of both Parties. Both Parties agree that the terms of this Agreement may not in any way be explained or supplemented by a prior performance, trade usage, or course of dealing between the Parties, or by any prior performance between the Parties pursuant to this Agreement or otherwise. No waiver of any breach of any provision of this Agreement by either Party or the failure of either Party to insist on the exact performance of any provision of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of performance of the same or any other provisions hereof, and no waiver will be effective unless made in writing.

(e)             Assignment. This Agreement shall not be assigned or otherwise transferred in whole or in part by either party without the prior written consent of the other Party, and any purported assignment or transfer without such consent shall be null and void; provided that either Party may assign this Agreement, in whole or in part, to: (i) a third-party that acquires all or substantially all of the assets of the relevant business of the assigning Party, (ii) a third-party that is the surviving third-party in a merger with the assigning Party; or, (iii) an Affiliate of the assigning Party; provided that in each case such assignee agrees in writing to undertake the obligations of the assigning Party.

(f)              Severability. If any of the provisions of this Agreement are or become invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remaining provisions of this Agreement. Instead, this entire Agreement will be construed as though not containing such invalid or unenforceable provision or provisions, and the rights and obligations of the Parties will be construed and enforced accordingly.

(g)             Interpretation. The terms and provisions of this Agreement will be construed fairly as to the Parties hereto and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. Customer acknowledges that the warranties, disclaimers, and limitations of liability contained in this Agreement set forth an allocation of risk reflected in the fees and payments due hereunder. The section headings used herein are for reference and convenience only and will not enter into the interpretation hereof. Each Order is incorporated herein to the same extent as if set forth in full herein. As used in this Agreement, the words “include(s)” and “including” mean “including without limitation.”

(h)             Names and Marks. Except for as discussed in Section 13(i) below, neither Party will use the other Party’s or its Affiliates’ names, trademarks, or service marks, including for marketing or publicity purposes, without the other Party’s prior written consent on a case by case basis, which if given may be withdrawn at any time.

(i)              Publicity. During the Term, Company shall have the right, but not the obligation, to: (i) publicly announce in any and all media now known or hereafter devised that Customer is a customer of Company and a user of the Software and Services as well as non-Confidential Information relating to Users, such as average Transaction size, number of Transactions, and similar information, (ii) with Customer’s prior written consent, use Customer’s trademarks, service marks, and trade names in any and all media now known or hereafter devised, in accordance with any guidelines provided by Customer, to promote Company and/or the Services and Software. In addition, Customer hereby agrees that: (a) upon the reasonable request and expense of Company, it shall participate in Company’s marketing activities (e.g., case studies, customer references, calls with analysts and or journalists, strategic press interviews, etc.), and (b) the Front End shall be branded “Powered by Templum” (or some other technical credit mutually agreed by the Parties), with the size, prominence, and location of such credit to be mutually agreed by the Parties.

(j)              Notices. All notices hereunder to Company will be sent by electronic mail to Company at legal@templuminc.com or to Customer at the email address provided in its initial Order, or at such other address as the applicable Party may designate by notice provided in accordance with this section. Either Party may change its notice address by notice given accordance with this Section 13(j).

(k)             Counterparts. This Agreement may be executed in several counterparts and by electronic means. Each of the counterparts shall be deemed an original. All of the executed counterparts together shall be deemed one and the same instrument.

SCHEDULE III – SERVICE LEVEL AGREEMENT

This Schedule III - Service Level Agreement (“SLA”) to the Agreement between Company and Customer. Capitalized terms defined in this SLA shall have the meanings ascribed to them herein. Capitalized terms used in this SLA but not defined herein, shall have the meanings ascribed to them in the Agreement.

1.                   Definitions.

“Excluded Downtime” means the total number of hours or portions thereof in a Month of: (i) Scheduled Maintenance, (ii) Emergency Maintenance; and, (iii) downtime caused by errors or failures in equipment, the Internet, and other networks not within Company’s reasonable control or due to a force majeure event.

“Month” means a calendar month.

“Service Credit” shall mean the credit issued for a Service Outage as set forth below in Section 3.

“Service Outage” shall mean an event where Company has failed to meet the Service Level in Section 2(a) below.

2.	Service Level. During the Term, Company will provide the Service without a Service Outage. A Service Outage shall be deemed to occur in the event that the following Service Level is not met:
(a)	Service Level. The Availability Percentage of the Service shall be at least 99.5% during each Month ("Service Level"):
(b)	Availability Percentage. “Availability Percentage” means:

((N minus O) divided by N) times 100

where

“N” is the total number of hours in any Month minus Excluded Downtime;

and

“O” is the total number of hours or portions thereof in any Month, other than Excluded Downtime, that the Software and Services are not accessible by any Users.

(c)	Scheduled Maintenance. Company may schedule downtime or periods when the Software and Services will be unavailable so as to improve, repair, or otherwise maintain the Software and Services (“Scheduled Maintenance”). Company will make commercially reasonable efforts to notify Customer’s designated point of contact by phone or email at least one (1) week in advance of upgrades, maintenance and other planned activities that may result in an interruption in Service. Company generally schedules Service interruptions on the weekends or outside of trading hours.
(d)	Emergency Maintenance. On occasion, emergency maintenance may be required to address material security-related issues or technical problems that would impact the availability of the Software and Services and resolution of which cannot wait until the next Scheduled Maintenance or cannot be remedied in the course of Scheduled Maintenance (“Emergency Maintenance”). Company shall use commercially reasonable efforts to notify Customer’s designated point of contact by phone or email at least two (2) hours in advance of any Emergency Maintenance, and to post on the Services an appropriate message, where possible, but in any event shall promptly notify Customer of the Emergency Maintenance and actions being taken in the course thereof once Company becomes aware of an occasion requiring Emergency Maintenance.

3.	Service Credits.
(a)	Service Credit Amount. In the event that the Availability Percentage for a Month falls below the Service Level, then a Service Outage will have occurred and Customer, within thirty (30) days of the end of the applicable Month, may request a Service Credit equal to 1% of the Annual License Fee divided by twelve (12) (“Monthly Fee”) for the affected Service for each 1% by which the Availability Percentage falls below the Service Level, up to the Monthly Fee.
(b)	Claims for Service Credit. Any claims for a Service Credit will be made by Customer to Company’s customer support team in writing. Company will investigate the claim and will respond back to Customer within fourteen (14) days of receipt of the notification of a claim from Customer, either: (i) accepting Customer’s Service Outage claim, or (ii) with details and documentation supporting a dispute of Customer’s Service Outage claim, in which case the Parties shall resolve any such dispute promptly in good faith. Service Credits obtained by Customer shall have no cash value but will apply as set forth herein against future invoices. Credits will not apply to any other form of Services provided by Company. Customer’s sole and exclusive remedy, and Company’s sole and exclusive liability, in the event of a Service Outage, shall be to receive the Service Credits in accordance with the terms of this SLA.
4.	Severity Definitions, Escalations and Procedures. Company shall provide Maintenance and Support Services (defined below) in accordance with the severity escalations and procedures set forth in this SLA. When Company initially detects a problem or Customer reports an incident, Company assigns a priority level according to the severity of the issue. Depending on the severity level, Company will address the error or defect in the manner set forth below.
(a)	Severity 1. A “Severity 1 Event” shall mean any of the following conditions or events: (i) loss of service of or access to or a significant problem with or a significant degradation in response time of the Software and Services, or (ii) erroneous data being generated by the Software and Services. In the event of a Severity 1 Event, Company shall take the following actions:
(i)	During Company Support Hours, Company support resources shall contact Customer within two hours of the Severity 1 Event and/or respond to Customer within two hours of notification of the Severity 1 Event, and shall immediately begin resolving a Severity 1 Event; and
(ii)	During Company Support Hours, Company shall provide Customer with updates every two hours thereafter until resolution of the Severity 1 Event or until estimated repair time is established by the Parties.
(b)	Severity 2. A “Severity 2 Event” shall mean any of the following conditions or events that is not a Severity 1 Event: (i) a partial failure of capacity, features, or functionality of the Software and Services, (ii) degradation in response time of the Software and Services; or, (iii) an error, fault, or failure of the Software and Services that impacts multiple features, functionality, or functions. In the event of a Severity 2 Event, Company shall take the following actions:

[1] For the avoidance of doubt, Company reserves the right to pass through such other third-party fees that may arise from time to time in connection with its provision of the Services provided that such third-party fees are necessary for the Company to continue to provide Services hereunder, and provided further, that the Company shall submit to Customer in writing an itemized breakdown of any such third-party fees or costs, all of which are subject to Customer’s advance written approval, and all of fees will be passed through to Customer at the Company’s at cost.

(i)	During Company Support Hours, Company support resources shall contact Customer within four hours of the Severity 2 Event and/or respond to Customer within four hours of notification of the Severity 2 Event, and immediately upon such contact or response shall begin resolving a Severity 2 Event; and
(ii)	During Company Support Hours, Company shall provide Customer with updates every four hours thereafter until resolution of the Severity 2 Event or until estimated repair time is established by the Parties.
(c)	Severity 3. A “Severity 3 Event” shall mean any of the following conditions or events that is not a Severity 1 Event or Severity 2 Event: (i) an error within the Software and Services or failure of the Software and Services that impacts a single User, or (ii) an error within the Software and Services or failure of the Software and Services that impacts a single feature, functionality, and/or function. In the event of a Severity 3 Event, Company shall take the following actions:
(i)	During Company Support Hours, Company support resources shall contact Customer within one business day of the Severity 3 Event and/or respond to Customer within one business day of notification of the Severity 3 Event, and promptly upon such contact or response shall begin resolving a Severity 3 Event; and
(ii)	During Company Support Hours, Company shall provide Customer with updates every week thereafter until resolution of the Severity 3 Event or until estimated repair time is established by the Parties.

SCHEDULE IV – TECHNOLOGY SERVICES AND PRICING OUTLINE

Attached: Dated as of December 29, 2022

TECHNOLOGY SERVICES AND PRICING OUTLINE

CLIENT NAME: Netcapital

DATE ISSUED: December 29, 2022 OUTLINE TABLE CONTENTS:

•	Summary of Engagement & Deployment
•	Technology Services Outline and Descriptions
•	Selected Technology Services Outline and Fees
•	Summary of Selected Technology Services and Fees

SUMMARY OF ENGAGEMENT

•	Netcapital is a funding portal and broker dealer seeking to create a marketplace where investors can invest and trade shares of alternative assets.
•	Netcapital works with various issuers, launching new primary issuances on their portal. They are responsible for working directly with market participants to launch new products and grow their investor base. Netcapital will focus initially on Reg CF issuers (taxed as corporations), but wants to expand into Reg A+ and Reg D.
•	Templum Inc. will provide technology solutions (via api) for the Netcapital team to integrate to, enabling investor onboarding, and secondary trading in a continuous marketplace. Netcapital will integrate to Templum Inc. via API.
•	Netcapital will serve as the broker dealer or funding portal of record for each primary issuance.
•	Templum Markets LLC will be the Broker Dealer that will facilitate trading of the assets through its Alternative Trading System (ATS).
•	Templum Markets LLC will evaluate Cust Corp for viability to support proposed secondary trading business. This includes, but is not limited to, the review of workflows, approval sets, processes and procedures, agreements, etc.
o	DriveWealth’s custodial services may need to be utilized to fulfill custodial requirements for the marketplace
•	Cust Corp is anticipated to serve as the custodian and clearing agent in the marketplace. Cust Corp utilizes Netcapital’s tech arm to create and operate their technology. Templum Inc. and Netcapital/Cust Corp will conduct a scoping exercise to integrate all required workflows for custody, clearing and settlement.
o	If Cust Corp cannot be utilized, or requires a separate integration, DriveWealth may be used as custodian
•	Netcapital and Templum to discuss transfer agent (when applicable) and payment rail providers to support various workflows in the marketplace (open item)

DEPLOYMENT PHASES

Phase 1: Netcapital Marketplace – Secondary Trading: United States

•	Phase 1 of the Netcapital marketplace will be available to U.S. based investors.
•	All assets in Phase 1 will be issued in the U.S. under Reg CF.
•	Trading hours for Phase 1 will be standard market hours currently supported by Templum Markets and Cust Corp: Monday – Friday from 9:30 AM EST to 4 PM EST, excluding holidays. Orders can be placed by investors 24/7.
•	All investors in Phase 2 will be required to fund their custodial account in order to participate in trading. Cash can be made available the same day up to specified limits. Funding of this account will be processed through standard ACH and or payment provider, following standard settlement process for funds.

TECHNOLOGY SERVICES OUTLINE AND DESCRIPTIONS

Selected Components and Items represented with an X

1)	DEPLOYMENT MODEL

	Deployment Model	Description
X	Software as a Service (SaaS)	• Software as a Service (SaaS) deployment model • Platform is hosted by Microsoft Azure • 1 environment • Managed and operated by Templum
-	Enterprise	• Deployment within a data center location provided by the Client • Services and deployment requirements designed with Client
-	White Label	• Deployment and utilization of the Templum investor application for Client marketplace • Customization of Logos, Colors, Text, and Font style to match Client brand based on Client specifications
X	API Integration	• Access to Templum’s APIs for Client to integrate workflows into their own investor application • Access to Templum API Service Center, with documentation on all standard workflows and available APIs
-	Single Sign-On

•       Access to Templum’s APIs to implement a single sign-on workflow between the Client’s own investor application and Templum’s White Label investor application

•       Access to Templum’s API Service Center, with documentation on the single sign-on workflow and available APIs

2)	PRODUCT & WORKFLOW SERVICES: INVESTOR APPLICATION

All products and workflows below will be available in the Templum white-label investor application, and will be available for integration through Templum APIs

	Component(s)	Description
X	Investor Onboarding & KYC & AML

•       Workflow for investors to onboard into the platform

•       Collection of required information for KYC, AML, Accreditation and Suitability checks electronically through the investor interface

•       Automatic KYC & AML check with specified third-party vendor

X	Investor Account Management	• Ability to view account information and manage account, including requesting account changes and updating account settings • Ability to view portfolio of balances across assets
X	Investor Account Funding & Payments

•       Workflow for investors to directly fund their custodial account

•       Integration with specified third-party vendor for funding of custodial account

•       Integration with specified third-party vendor for custodial account

•       Workflow for investors to use funds in custodial account for primary issuance activity

•       Workflow for investors to use funds in custodial account for secondary trading activity

•       Workflow for investors to withdraw funds from custodial account

•       Ability for investors to view custodial account balances and manage account

-	Primary Issuance

•       Ability to view all available primary offerings, including data, documents, images, and data room

•       Workflow for investors to place, edit, or cancel orders for a primary offering

•       Workflow for investors to execute required documents for the primary offering

•       Workflow for investors to submit payment for the primary offering from the custodial account • Ability for investors to view all orders across primary offerings

X	Secondary Trading – Continuous Market (Alternative Trading System)	• • • • •

Ability to view all available securities, including market data, recent trades, and order book Workflow to place binding orders for available securities

Workflow to receive notifications on trade matching & execution via the Templum matching engine

Workflow to receive updated balances upon trade settlement

Ability to view open orders and trade history

-	Secondary Trading – Quotation Bureau	• • • • •

Ability to view all open listings for available securities with listing details

Workflow to submit non-binding indications for open listings

Workflow to anonymously negotiate, with another investor in the platform, a transaction for an open listing

Workflow to accept or cancel a non-binding indication

Workflow to receive updated balances upon trade settlement

		•	Ability to view open indications and trade history
X	Investor Notifications	• •	Email notifications delivered to investor email addresses through specified third-party vendor Email notifications to investors for all key workflows and platform activity

3)	PRODUCT & WORFLOW SERVICES: ADMIN APPLICATION & PLATFORM

All products and workflows below will be available in the Templum Admin application

	Component(s)	Description
X	Investor Management

•       Ability to view all investor accounts in the platform, filter and download data

•       Ability to view investor portfolio balances, KYC & AML status, funding history, and activity on primary issuance and secondary trading

X	Investor Funding Management	• Ability to view investor funding transactions, filter and download data • Ability to view investor account balances
-	Primary Offering Management

•       Ability to view all offerings in the marketplace, including all offering data

•       Workflow to create new offerings, and manage offerings. This includes editing of offering data, configuration of offering documents for signature, upload of documents to a data room, setting escrow account details for offering, and publishing offerings to the marketplace

•       Ability to view all orders received for offerings, filter and download data

•       Workflow to confirm investor orders, update order status, allocate orders and submit orders on behalf of investors

X	Secondary Trading Management Continuous Market (ATS)

•       Ability to view all securities in the marketplace, including security data

•       Ability to view all investor orders and trades, for all securities, filter and download data

•       Ability to view market data history per security

•       Ability to view investor balances, current and historical, per security

•       Ability to view configured market trading hours per security and globally

•       Templum Markets Broker Dealer responsible for managing and setting up securities

-	Secondary Trading – Quotation Bureau

•       Functionality from Secondary Trading Management, Continuous Market (Alternative Trading System), plus ability to view all investor listings and indications, for all securities, filter and download data

•       Templum Markets Broker Dealer responsible for managing and setting up securities

X	Secondary Trading – Risk & Surveillance

•       Administrative risk and surveillance tools for secondary trading through the Alternative Trading System (ATS)

•       ATS customizable surveillance engine to customize monitoring events and rules based on the marketplace

•       Configuration of rules for trades or orders based on a variety of criteria, including investor account, value, price, quantity, etc. ,

•       Configuration of actions including account freezing, alerts, order blocking, and halting trading

•       Templum Markets Broker Dealer responsible for managing and setting up risk & surveillance rules

•       Ability to view all configured risk & surveillance rules through the Admin Platform

•       Ability to view all risk & surveillance history through the Admin Platform

X	Admin User Accounts

•       Ability to have dedicated Admin user accounts, with 2FA authentication and granular permission sets

•       Ability to view all Admin user accounts

•       Ability to have Primary Issuance specific Admin user accounts

X	Admin Notifications Management	• Ability to view all email templates send to investors for email notifications, including text & formatting
X	Data

•       Access to view all data in the platform, including investor information, investor activity, primary issuance activity, trading activity, market data history, investor balances, etc.

•       Ability to access Templum APIs to retrieve data

-	Issuer Portal	• • •

Dedicated platform for issuers to login and view primary issuance and secondary trading activity specific to their issuer entity

Admin ability to create and manage multiple issuers and end-users

Permissions to restrict issuer ability to view assets and activity unrelated to issuer’s assets

		•	Issuer ability to view dashboard of activity for assets, updated balances, orders and trades across primary issuance and secondary trading

4)	THIRD-PARTY INTEGRATIONS May require a Client license or direct contract with each vendor. Vendor selection and deployment driven by Client request.

	Type	Vendor	Description / Notes
-	Document Execution	DocuSign

•       Service for electronic document management and signature

•       Utilized for customization, editing, and signature of NDAs, Subscription Documents, and Purchase Agreements

•       Requires Client to establish contract and provide account details for configuration

X	Notification / Email Service	SendGrid

•       Configuration of email templates based on user and / or system activity

•       Automated email service to user inbox based on configured templates

•       Ability to configure user and/or admin notifications

•       Requires Client to establish contract and provide account details for configuration

X	Bank Linking / Payments	TBD / Cust Corp Payment Rails	• User account set up, funding of custodial account and withdrawals from custodial account to personal account
X	Custodian	Cust Corp

•       Integration with Custodian to support all workflows

•       Custodian responsible for user accounts, investor KYC & AML, holding of investor positions for funds and securities, and trade settlement

•       Custodian responsible for regulatory investor documents including trade confirmations and tax statements

•       Ability to withdraw securities from custodian account is not supported

X	Transfer Agent	TBD	• Data flow to support Transfer Agent services for maintenance of cap table records
X	KYC / AML	Primary Netcapital	• Primary broker dealer will perform KYC/AML checks as required • Integration with KYC / AML vendor to automatically run checks on investor accounts
X	Broker Dealer – Primary Issuance	Netcapital	• Supports primary issuance capital raising workflow • Supports KYC / AML for investors participating in primary issuance • Admin access (no integration)
-	Escrow Account	TBD	• Supports primary issuance workflow for escrow of funds and investor securities during the capital raise process • Integration optional depending on workflow
5)	ADDITIONAL DEPLOYMENT REQUIREMENTS Additional ecosystem participants managed through Templum
	Type	Vendor	Description / Notes
-	Custodian	DriveWealth	• Control agreement (DriveWealth) • Supports investor accounts and holds all investor funds and securities positions • Supports trade settlement and clearing • Opening of customer brokerage accounts
X	KYC / AML	Templum Markets LLC

•       Templum Markets LLC to run KYC/AML for secondary trading services

•       Integration with KYC / AML vendor to automatically run checks on investor accounts

•       May be integrated and processed with Custodian

X	Broker Dealer – Secondary Trading	Templum Markets LLC

•       Broker Dealer Listing Agreement Required

•       Broker Dealer for Secondary Trading (ATS) and Quotation Bureau

•       Covers regulatory, compliance and operational services for Trading

•       Marketplace support and listing services on the ATS

SUMMARY OF SELECTED TECHNOLOGY SERVICES AND FEES

TECHNOLOGY SERVICE DESCRIPTION TYPE		QUANTITY	ANNUAL FEE (USD)
DEPLOYMENT MODEL
SaaS	TEMPLUM AZURE	1	Azure and Datadog Costs Passed to Client*
Enterprise	Client On-Premises	-	-
White Label	Templum Solution	-	-
API Integration	Templum Solution	1	Included in Bundle
PRODUCT & WORKFLOW SERVICES: Investor Application
Investor Onboarding			Included in Bundle
Investor Onboarding & KYC & AML		1	Included
Investor Account Management		1	Included
Investor Account Funding & Payments		1	Included
Investor Notifications		1	Included
Primary Issuance			-
Primary Issuance		-	-
Secondary Trading			$[****]
Secondary Trading – Continuous Market (Alternative Trading System)		1	Included
Secondary Trading – Quotation Bureau		-	-
PRODUCT & WORKFLOW SERVICES: ADMIN APPLICATION & PLATFORM
Admin			$[****]
Investor Management		1	Included in Bundle
Investor Funding Management		1	Included in Bundle
Primary Offering Management		-	Included in Bundle
Secondary Trading Management Continuous Market (ATS)		1	Included in Bundle
Secondary Trading – Quotation Bureau		-	-
Secondary Trading – Risk & Surveillance		1	Included in Bundle
Admin User Accounts		1	Included in Bundle
Admin Notifications Management		1	Included in Bundle
Data		1	Azure and Datadog Costs Passed to Client*
Issuer Portal		-	-

TECHNOLOGY SERVICE DESCRIPTION TYPE		QUANTITY ANNUAL FEE (USD)
THIRD-PARTY INTEGRATION SERVICES
Document Execution	DocuSign	-	-
Notification /Email Service	SendGrid	1	Included**
Bank Linking / Payments	TBD/Cust Corp Payment Rails	1	Included**
Custodian	Cust Corp	1	Included**
Transfer Agent	TBD	1	Included**
KYC / AML	Primary – Netcapital	1	Included**
Broker Dealer – Primary Issuance	Netcapital	1	Included**
Escrow Account	TBD	-	-
ADDITIONAL DEPLOYMENT REQUIREMENTS
Custodian	DriveWealth	-	-
KYC / AML	Templum Markets LLC	1	Included
Broker Dealer – Secondary Trading	Templum Markets LLC	1	Included

SUMMARY OF ALL TEMPLUM INC FEES QUANTITY ANNUAL FEE (USD)
SUMMARY OF TOTAL ANNUAL LICENSE FEES
DEPLOYMENT MODEL		1	Azure and Datadog Costs Passed to Client*
INESTOR ONBOARDING		4	Included
PRIMARY SERVICES		-	-
SECONDARY TRADING SERVICES	Netcapital Marketplace	1	$[****]
ADMIN AND USER MANAGEMENT SERVICES		7	$[****]
THIRD-PARTY INTEGRATION SERVICES	Bundle	6	Included**
ADDITIONAL DEPLOYMENT REQUIREMENTS	Bundle	2	Included
GRAND TOTAL TEMPLUM, INC. ANNUAL LICENSE FEES
Grand Total Annual License Fees			$[****]
Year One (1) Package	Discount $[****]		$[****]
Year Two (2) Package			$[****]
Year Three (3) Package			$[****]
SUMMARY OF IMPLEMENTATION FEES
Azure Deployment Design and Configuration API ONE-TIME IMPLEMENTATION FEE integration(s) Implementation Fee - $[****] Deployment Services Client Training
TEMPLUM, INC AGREEMENT TERM
3 YEAR TERM

ANNUAL LICENSE FEES NOTES:

•	Annual Licensing Fees and Implementation Fees Invoicing for Year One (1) o Upon Signature: $[****] (Implementation Fee) o First quarterly payment: Licensing fee $[****] o Second quarterly payment: Licensing Fee $[****] o Third quarterly payment: Licensing Fee $[****] o Fourth quarterly payment: Licensing Fee $[****]
•	Annual Licensing Fees Invoicing for Year Two (2) will be 4 equal payments quarterly in advance o Each quarterly payment is $[****]
•	Annual Licensing Fees Invoicing for Year three (3) will be 4 equal payments quarterly in advance o Each quarterly payment is $[****]
•	* Templum will invoice all fees incurred by Templum Inc. from Microsoft Azure cloud hosting services associated with the deployment(s). Microsoft Azure Fees will be invoiced monthly. Further, all Datadog fees will be passed through to the client.
•	** Client direct vendor relationship required, and all associated third-party fees are the responsibility of the Client. Specifically, Custodial fees will be the responsibility of the Client
•	*** Templum Markets LLC broker dealer secondary services and fees covered under a Templum Markets agreement • Third party costs outlined in section 5 above are not bundled into the pricing and are the responsibility of the Client.
•	During the term of the agreement Templum Inc. reserves the right to adjust software license and service fees associated with additional modules, custom development, number of accounts, and number of platform users.